CrossFirst Bankshares Announces Leadership Succession
LEAWOOD, Kan., May 18, 2020 (Globe Newswire) – The Board of Directors of CrossFirst Bankshares, Inc. (“CrossFirst” or the “Company”) (NASDAQ: CFB), the holding company for CrossFirst Bank (the “Bank”), today announced that George F. Jones, Jr. will transition his role as President & Chief Executive Officer, effective June 1, 2020, to Mike Maddox, the current President and Chief Executive Officer of the Bank. Mr. Jones will continue to serve on the Company’s Board of Directors through 2021 and will serve as Vice Chairman.
CrossFirst Chairman Rod Brenneman said, “I am excited to welcome Mike as our new CEO for CrossFirst Bankshares. Mike is a proven leader and an experienced banker who is well-positioned to lead CrossFirst into the future. Mike has more than 20 years of leadership roles in banking, including as CEO of CrossFirst Bank. He has a strong track record of initiating and driving results, managing operational risk and strengthening compliance. Mike’s financial and business acumen, integrity, and commitment to strong talent management are important qualities that were considered by our Nominating Committee.”
Mr. Maddox has served as the Bank President & CEO since 2008 and will continue in that role for the foreseeable future. During his tenure, he has significantly grown the Bank’s market share in Kansas City and expanded the Bank into four other key markets across Kansas, Oklahoma, Missouri and Texas.
“It is an honor to continue to lead the team that has grown the Bank to over $5 billion in assets,” said Mr. Maddox. “We are a strong regional bank, and I’m grateful for our employees, clients, and partners who have made it successful.”
“Over the last two years, George successfully executed a strategy to increase profitability and give our stockholders liquidity in the public markets, which has led to strong operating performance despite a challenging external environment," Mr. Brenneman said.  "I am proud of what the CrossFirst team has accomplished and I am confident that we have positioned the Company for success and long-term growth.”
Mr. Jones will continue to be actively involved as a Board member and will transition responsibilities to Mr. Maddox over the next several weeks. Mr. Jones will continue to support the Company in growing and expanding our Dallas market. The Company has achieved 24 consecutive quarters of positive operating revenue growth under their combined leadership.
“George’s strategic thinking and leadership have strengthened our Company,” said Mr. Maddox. “I appreciate George for his service to CrossFirst over the last four years, and for staying on as a board member and advisor. Our business has always been driven by an outstanding group of senior leaders and team members, and I look forward to working with all of them to create value for our shareholders.”

Additional Information About Mike Maddox
Maddox, 50, joined CrossFirst in 2008 as a Director of the Company and Bank and as the President and Chief Executive Officer of CrossFirst Bank. Mr. Maddox has over 20 years of banking experience. Prior to joining CrossFirst, he was a Regional President for Intrust Bank. In that role, he managed the bank’s Northeast Kansas operations. Mr. Maddox attended the University of Kansas from which he received a Business degree in 1991 and a law degree in 1994. While at KU, Mr. Maddox was a four-year basketball letterman and a member of the KU team that won the National Championship in 1988. Mr. Maddox completed the Graduate School of Banking at the University of Wisconsin - Madison in 2003.
Cautionary Notice about Forward-Looking Statements
This Press Release contains forward-looking statements. These forward-looking statements reflect the Company's current views with respect to, among other things, future events and its financial performance. Any statements about management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this Press Release may turn out to be inaccurate. The inclusion of forward-looking information in this Press Release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.

Accordingly, the Company cautions you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. Such factors include, without limitation, those listed from time to time in reports that the Company files with the Securities and Exchange Commission as well as the uncertain impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.
ABOUT CROSSFIRST
CrossFirst Bankshares, Inc. (Nasdaq: CFB) is a Kansas corporation and a registered bank holding company for its wholly - owned subsidiary CrossFirst Bank, which is headquartered in Leawood, Kansas. CrossFirst Bank has seven full-service banking offices primarily along the I-35 corridor in Kansas, Missouri, Oklahoma and Texas. For more information on CrossFirst visit https://investors.crossfirstbankshares.com/investor-relations.

Investor Relations/Media Contact:
Matt Needham
CrossFirst Bankshares, Inc.
913-312-6822
matt@crossfirst.com